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          Pricing Supplement No. 6             Filing Under Rule 424(b)(5)
          Dated:  December 20, 1995            Registration No. 33-54820
          (To Prospectus, dated
           April 5, 1995, as supplemented
           by Prospectus Supplement,
           dated April 5, 1995)

                                     $55,000,000
                              Indiana Gas Company, Inc.
                             Medium-Term Notes, Series E
            Principal Amount:        $10,000,000     Redeemable:  Yes __ No _X_
            Original Issue Date:  December 26, 1995     Initial Redemption Date:  N/A
            Interest Rate:           6.69%              Redemption Limitation Date: N/A
            Overdue Interest Rate:   N/A                Initial Redemption Price:   N/A
            Stated Maturity Date: December 29, 2015  Reduction Percentage:        N/A
            Issue Price:             100%            Regular Record Dates:        A/S
            Agents' Commission:        .75%          Form:
            Proceeds to Company:     99.25%             Book Entry (DTC)          _X_
            Interest Payment Dates:  A/S                Certificated             ____

                  Repayable at the Option of the Holder:  Yes___ No _X_
               Optional Repayment Date:  N/A
               Price to be Repaid (if other than unpaid principal amount plus accrued interest): ___N/A______________

          Redemption prices (if any):   The Initial Redemption Price  shall
          be __N/A__% of the principal amount of such Notes to be redeemed and shall decline on each anniversary of the Initial Redemption Date by a Reduction Percentage of __N/A__% of the principal
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          amount to be redeemed until the redemption price shall be 100% of such principal amount.

          Additional terms:  N/A



               Prior to the date of this Pricing Supplement, the Company has sold $30,000,000 aggregate principal amount of the Medium-Term Notes, Series E.

               N/A  as used  herein means  "Not Applicable."   A/S  as used
          herein means "As stated in the Prospectus Supplement referred to above."

               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY   OF   THIS   PRICING SUPPLEMENT  OR THE  PROSPECTUS TO
          WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          (X )  Goldman, Sachs & Co.         (  )  Merrill Lynch & Co.


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